Exhibit 2.1

AGREEMENT TO REFORM

ASSET PURCHASE AGREEMENT

THIS AGREEMENT TO REFORM ASSET PURCHASE AGREEMENT is made effective as of this 23rd day of February, 2007, by and among ALS, LLC (“ALS”), a Florida limited liability company, Advantage Services Group II, LLC (“ASG II”), a Florida limited liability company, ALSC, LLC (“ALSC”), a Florida limited liability company, ALSC II, LLC (“ALSC II”), a Florida limited liability company, ALSC III, LLC (“ALSC III”), a Florida limited liability company, ALSC IV, LLC (“ALSC IV”), a Florida limited liability company, ASG, LLC, a Florida limited liability company (“ASG” and with ALS, ASG II, ALSC, ALSC II, ALSC III, ALSC IV, collectively, the “ALS Companies” and individually each an “ALS Company”), Joseph Raymond (“JR”), Michael J. O’Donnell (“MO”), Kevin O’Donnell (“KO”) and Michael W. O’Donnell (“MJO” and together with JR, MO and KO, the “ALS Shareholders” and individually, each an “ALS Shareholder”) and ClearPoint Business Resources, Inc., a Delaware Corporation (“ClearPoint”). ClearPoint, the ALS Companies and the ALS Shareholders shall be collectively referred to as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Asset Purchase Agreement dated February 23, 2007 (the “Agreement”), whereby Buyer agreed to purchase certain of the assets owned by the “Sellers;” and

WHEREAS, ASG II was a party to the Agreement, executed the Agreement as a “Seller,” and was to be included as a “Seller,” pursuant to the Agreement; and

WHEREAS, the Agreement provided that assets of ASG II (and the other ALS Companies) were sold to ClearPoint and the payment for same received by ALS on behalf of the “Sellers” pursuant to the Agreement, but due to a mistake or oversight, ASG II was not specifically included in the definition of “Seller” and “Sellers” set forth in the Agreement; and

WHEREAS, the Parties desire to reform the Agreement to clarify that ASG II was and is to be included as a “Seller” and as one of the “Sellers” and that certain of the assets of ASG II were included in the Purchased Assets transferred to ClearPoint under the terms of the Agreement.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The above recitals are true and correct and are expressly incorporated by reference.

2. The introductory paragraph of the Agreement is hereby modified and reformed to read as follows, such modification and reformation to be effective as of February 23, 2007:

THIS ASSET SALE AND PURCHASE AGREEMENT (the “Agreement”) is made this 23rd day of February 2007 (the “Effective Date”), by and among ALS, LLC (“ALS”), a Florida limited liability company, Advantage Services Group II, LLC (“ASG II”), a Florida limited liability company, ALSC, LLC (“ALSC”), a Florida limited liability company, ALSC II, LLC (“ALSC II”), a Florida limited liability company, ALSC III, LLC (“ALSC III”), a Florida limited liability company, ALSC IV, LLC (“ALSC IV”), a Florida limited liability company, ASG, LLC, a Florida limited liability company (“ASG” and with ALS, ASG II, ALSC, ALSC II, ALSC III, ALSC IV, collectively, the “Sellers” and individually each a “Seller”), Joseph Raymond (“JR”), Michael J. O’Donnell (“MO”), Kevin O’Donnell (“KO”) and Michael W. O’Donnell (“MJO” and together with JR, MO and KO, the “Shareholders” and individually, each a “Shareholder”) and ClearPoint Business Resources, Inc., a Delaware Corporation (“Buyer” or the “Company”). Buyer, Sellers and Shareholders shall be collectively referred to as the “Parties”.

This agreement may be executed in any number of counterparts, each of which when taken together as a whole, shall constitute one original document.

Except as expressly modified herein, all terms and conditions of the Agreement shall remain unmodified and in full force and effect.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the undersigned have caused this agreement to be executed as of the day and year first above written.

WITNESS:	BUYER:

ClearPoint Business Resources, Inc., a Delaware corporation

	By:	/s/ Michael Traina
Michael Traina, CEO

SELLERS:

ALS, LLC, a Florida limited liability company

	By:	/s/ Michael J. O’Donnell
Michael J. O’Donnell, CEO

Advantage Services Group II, LLC, a Florida limited liability company

	By:	/s/ Michael J. O’Donnell
Michael J. O’Donnell, CEO

ALSC, LLC, a Florida limited liability company

	By:	/s/ Michael J. O’Donnell
Michael J. O’Donnell, CEO

ALSC II, LLC, a Florida limited liability company

	By:	/s/ Michael J. O’Donnell
Michael J. O’Donnell, CEO

ALSC III, LLC, a Florida limited liability company

	By:	/s/ Michael J. O’Donnell
Michael J. O’Donnell, CEO

ALSC IV, LLC, a Florida limited liability company

By:	/s/ Michael J. O’Donnell
Michael J. O’Donnell, CEO

ASG, LLC, a Florida limited liability company

By:	/s/ Michael J. O’Donnell
Michael J. O’Donnell, CEO

SHAREHOLDERS:

/s/ Joseph Raymond
JOSEPH RAYMOND

/s/ Michael J. O’Donnell
MICHAEL J. O’DONNELL

/s/ Kevin O’Donnell
KEVIN O’DONNELL

/s/ Michael W. O’Donnell
MICHAEL W. O’DONNELL

4